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                                  EXHIBIT 5.1

     Opinion of Munger, Tolles & Olson LLP as to the legality of securities to be issued.


October 12, 2001


KB HOME
10990 Wilshire Boulevard
Los Angeles, CA  90024

        Re:     Registration Statement on Form S-3 (Registration No. 333-______)

Ladies and Gentlemen:

        We have acted as counsel for KB HOME, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (No. 333-_____) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of the sale by the Company from time to time of up to $750,000,000 maximum aggregate initial offering price of (a) its debt securities ("Debt Securities"), (b) shares of its Preferred Stock, par value $1.00 per share (the "Preferred Stock"), (c) shares of its Common Stock, par value $1.00 per share (the "Common Stock"), (d) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities of the Company or another issuer (the "Warrants"), which will be issued pursuant to a warrant agreement (the "Warrant Agreement") to be entered into by the Company and a warrant agent (the "Warrant Agent"), (e) depositary shares evidencing fractional interests in shares of the Company's Preferred Stock ("Depositary Shares"), which will be issued pursuant to a deposit agreement (the "Deposit Agreement") to be entered into by the Company and a depositary (the "Depositary"), and (f) contracts to purchase shares of Common Stock ("Stock Purchase Contracts") and units consisting of a Stock Purchase Contract and other securities which may secure the holders' rights obligations to purchase the Common Stock underlying the Stock Purchase Contracts ("Stock Purchase Units"), which will be issued pursuant to a purchase contract agreement and a pledge agreement (together, the "Stock Purchase Contract Agreements") to be entered into by the Company and a purchase contract agent (the "Purchase Contract Agent"). The Debt Securities, Preferred Stock, Common Stock, Warrants, Depositary Shares, Stock Purchase Contracts and Stock Purchase Units are herein collectively referred to as the "Securities". Debt Securities, Preferred Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units may be convertible or exchangeable for Securities or other securities of the Company or another issuer. The Debt Securities will be issued under (i) the Senior Indenture, dated as of October 14, 1997 (the "Senior Indenture"), between KB HOME and SunTrust Bank, Atlanta (the "Senior Trustee"),
(ii) the Senior Subordinated Indenture, dated as of November 19, 1996 (the "Senior Subordinated Indenture"), between KB HOME and SunTrust Bank, Atlanta (the "Senior Subordinated Trustee"), or (iii) the form of Subordinated Indenture, presently undated (the "Subordinated Indenture"), incorporated by reference as an exhibit 4.11 to the Registration Statement.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.

        Based upon foregoing, we are of the opinion that:



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        1. For Debt Securities issued pursuant to the Senior Indenture or the
Senior Subordinated Indenture, when the specific terms of a particular Debt Security have been duly authorized and established in accordance with such Indenture, and such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with such Indenture, against payment therefor or upon exchange in accordance with the applicable underwriting or other agreement, such Debt Security will constitute the valid and binding obligation of the Company subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

        2. For Debt Securities issued pursuant to the Subordinated Indenture, when the Company and a trustee execute and deliver the Subordinated Indenture and the specific terms of a particular Debt Security have been duly authorized and established in accordance with such Indenture, and such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with such Indenture, against payment therefor or upon exchange in accordance with the applicable underwriting or other agreement, such Debt Security will constitute the valid and binding obligation of the Company subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

        3. When the issuance of Common Stock has been duly authorized, the certificates for such Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof, against payment therefor in accordance with the applicable underwriting or other agreement, such Common Stock (including any Common Stock duly issued (a) upon the exchange or conversion of any Debt Security or Preferred Stock that is exchangeable or convertible into Common Stock, (b) upon the exercise of any Warrant exercisable for Common Stock, or (c) upon settlement of any Stock Purchase Contract or Stock Purchase Units), will be validly issued, fully paid and nonassessable.

        4. When the issuance of Preferred Stock has been duly authorized, the Certificate of Designations establishing the terms of such Preferred Stock has been duly approved and executed by the Company and filed with the Secretary of State of the State of Delaware, the certificates for such Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof, against payment therefor in accordance with the applicable underwriting or other agreement, such Preferred Stock (including any Preferred Stock duly issued (a) upon the exchange or conversion of any Debt Security that is exchangeable or convertible into Preferred Stock,
(b) upon the exercise of any Warrant exercisable for Preferred Stock, or (c) withdrawn upon surrender of any Depositary Shares) will be validly issued, fully paid and nonassessable.

        5. When the Company and a Warrant Agent execute and deliver a Warrant Agreement and the specific terms of a particular Warrant have been duly authorized and established in accordance with such Warrant Agreement, and such Warrant has been duly authorized, executed, countersigned, issued and delivered in accordance with such Warrant Agreement, against payment therefor in accordance with the applicable underwriting or other agreement, such Warrant will constitute the valid and binding obligation of the Company subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

        6. When the Company and a Depositary execute and deliver a Deposit Agreement and the specific terms of particular Depositary Shares have been duly authorized and established in accordance with such Deposit Agreement, and such Depositary Shares have been duly authorized, executed,



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countersigned, issued and delivered in accordance with such Deposit Agreement, against payment therefor in accordance with the applicable underwriting or other agreement, such Depositary Shares will constitute the valid and binding obligations of the Company subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

        7. When the Company and a Purchase Contract Agent execute and deliver the Stock Purchase Contract Agreements and the specific terms of particular Stock Purchase Contracts and, if applicable, Stock Purchase Units have been duly authorized and established in accordance with such Stock Purchase Contract Agreements, and such Stock Purchase Contracts and, if applicable, Stock Purchase Units have been duly authorized, executed, countersigned, issued and delivered in accordance with such Stock Purchase Contract Agreements, against payment therefor in accordance with the applicable underwriting or other agreement, such Stock Purchase Contracts and, if applicable, such Stock Purchase Units will constitute the valid and binding obligations of the Company subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

        In connection with the opinions expressed above, we have assumed that, at or prior to the time of delivery of any such Security, (a) the Company's Board of Directors shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security, in each case in accordance with Delaware law, and such authorization shall not have been modified or rescinded; (b) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded;
(c) the Senior Indenture and the Senior Subordinated Indenture shall have been duly authorized, executed and delivered by the applicable Trustee and shall have been qualified under the Trust Indenture Act of 1939, as amended; (d) the Subordinated Indenture shall have been duly authorized, executed and delivered by the Company in accordance with applicable law and the applicable Trustee and shall have been qualified under the Trust Indenture Act of 1939, as amended; (e) the applicable Certificate of Designations, if any, shall have been duly approved and executed by the Company in accordance with applicable law and filed with the Secretary of State of the State of Delaware in accordance with Delaware law; (f) the applicable Warrant Agreement, if any, shall have been duly authorized, executed and delivered by the Company in accordance with applicable law and the applicable Warrant Agent; (g) the applicable Deposit Agreement, if any, shall have been duly authorized, executed and delivered by the Company in accordance with applicable law and the applicable Depositary; (h) the applicable Stock Purchase Contract Agreements shall each have been duly authorized, executed and delivered by the Company in accordance with applicable law and the applicable Purchase Contract Agent; (i) there will not have occurred any change in law affecting the validity or enforceability of such Security; and (j) in connection with the issuance and sale of Debt Securities, Preferred Stock, Warrants, Stock Purchase Contracts or Stock Purchase Units convertible into or exchangeable for securities of another issuer, such other issuer shall have taken any and all necessary and appropriate steps to enable the Company lawfully to deliver securities, and, if applicable, a prospectus related thereto, of such other issuer upon such conversion or exchange. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

        We are members of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. With respect to the Senior Indenture, the Senior Subordinated Indenture, the Subordinated Indenture and the Debt Securities, the Warrant Agreement and the Warrants, the Deposit



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Agreement and the Depositary Shares, and the Stock Purchase Contract Agreements
and the Stock Purchase Contracts and Stock Purchase Units, which are, or we expect will be, stated to be governed by the laws of the State of New York, we have assumed with your consent that such laws are the same as the laws of the State of California with respect to the legal, valid and binding nature of each such Indenture and the Debt Securities, the Warrant Agreement and the Warrants, the Depositary Agreement and the Depositary Shares and the Stock Purchase Contracts Agreements, the Stock Purchase Contracts and the Stock Purchase Units.

        We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our name in the Registration Statement and the related Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

Very truly yours,

MUNGER, TOLLES & OLSON LLP